Exhibit 99.1

Sonida Senior Living Announces Third Quarter 2026 Results

DALLAS, Texas – November 5, 2026 – Sonida Senior Living, Inc. (the “Company,” “Sonida,” “we,” “our,” or “us”) (NYSE: SNDA), a leading owner, operator and investor of senior housing communities, today announced its results for the third quarter ended September 30, 2026.
“Our third quarter results demonstrate the strength of the operating platform we have built and the quality of our real estate portfolio, with continued occupancy growth translating into meaningful margin expansion and NOI growth,” said Brandon Ribar, President and Chief Executive Officer of Sonida Senior Living. “As we advance the CHP integration and announce additional acquisitions, we are increasingly focused on leveraging our proven operating playbook, culture, and leadership team across a larger, higher-quality portfolio. With significant runway remaining across the portfolio, we believe these efforts position Sonida to deliver sustained earnings growth and create long-term value for shareholders.”
Third Quarter 2026 Highlights
•Net loss attributable to common shareholders of $34.3 million, or $(0.72) per share.
•Normalized Funds from Operations (“FFO”) of $23.1 million, or $0.46 per share.
•Adjusted EBITDA of $46.8 million, an increase of 26.2% over Adjusted EBITDA (pro forma) for Q3 2025.
•Same-Store SHOP Net Operating Income (“NOI”) of $52.0 million, an increase of 15.6% compared to prior year on a pro forma basis.
•Same-Store weighted average occupancy of 88.6% and RevPOR of $5,413, representing increases of 200 basis points and 4.6%, respectively, from the same pro forma measures in prior year.

Acquisitions
During September 2026, the Company acquired one senior living community, consisting of 107 units located in Florida for a purchase price of $14.7 million and transaction costs of $0.1 million.
In October 2026, the Company purchased six communities in three separate acquisitions with an aggregate purchase price totaling $135.5 million.
Liquidity and Capital Resources
On August 7, 2026 the Company entered into the Second Amended and Restated Term Loan Agreement with Ally Bank (“Ally”) which provides up to $380 million in borrowings (“Ally Term Loan”). At closing, the Company drew $372.5 million on the Ally Term Loan which has delayed draw commitments for an additional $7.5 million available subject to achieving certain debt yields and debt service coverages ratios. The loan proceeds were used to fully repay the previous $122 million term loan with Ally and to repay in full the $170 million outstanding under the Bridge Facility, with the remaining net proceeds used to pay down $70 million on the senior secured revolving credit facility. The loan has a five-year maturity with two one-year extension options and an interest rate of SOFR plus 185 basis points. The Ally Term Loan is secured by 28 of the Company’s communities. In connection with the repayment of the Bridge Facility, the Company recognized a loss on debt extinguishment of $4.4 million for the unamortized deferred loan costs on the Bridge Facility for the three months ended September 30, 2026.
On May 18, 2026, the Company entered into an equity distribution agreement with several sales agents, whereby the Company may sell, at its option, shares of its common stock up to an aggregate offering price of $250.0 million (the “ATM Program”). During the three months ended September 30, 2026, the Company sold 971,732 shares of common stock pursuant to its ATM Program at a weighted average price of $40.74 per share for $39.2 million in net proceeds. In October 2026, the Company sold 780,000 shares of common stock pursuant to its ATM Program at a weighted average price of $37.25 per share for $28.8 million in net proceeds.
Cash Flows
The table below presents a summary of the Company’s net cash provided by (used in) operating, investing, and financing activities (in thousands):

	Nine Months Ended September 30,
	2026	2025	Change
Net cash provided by (used in) operating activities	$(6)	$24,764	$(24,770)
Net cash used in investing activities	(950,757)	(61,973)	(888,784)
Net cash provided by financing activities	1,091,963	34,042	1,057,921
Increase (decrease) in cash, cash equivalents, and restricted cash	$141,200	$(3,167)	$144,367
In addition to $148.1 million of unrestricted cash as of September 30, 2026, our future liquidity will depend in part upon our operating performance, which will be affected by prevailing economic conditions, and financial, business and other factors, some of which are beyond our control. Principal sources of liquidity are expected to be cash flows from operations, borrowings under our revolving credit facility, proceeds from debt financings, refinancings, and proceeds from equity offerings. These transactions are expected to provide additional financial flexibility to us and increase our liquidity position.
Conference Call Information
The Company will host a conference call with senior management to discuss the Company’s financial results for the three months ended September 30, 2026 on Thursday, November 5, 2026, at 11:00 a.m. Eastern Time. To participate, dial 833-461-5787 (or +1 585-542-9983 for international callers), meeting ID 403397225. A link to the simultaneous webcast of the teleconference will be available at: https://events.q4inc.com/attendee/403397225. The webcast will be available for replay for 12 months on the Company’s investor relations website and a transcript of the call will be posted shortly after the conference call ends.

About the Company
Dallas-based Sonida Senior Living, Inc., is one of the largest, pure-play owner-operators and investors in U.S. senior living communities, with a focus on independent living, assisted living and memory care communities and services for senior adults. The Company provides compassionate, resident-centric services and care as well as engaging programming at the senior housing communities we operate. As of September 30, 2026, the Company owns, manages or is invested in 165 senior housing communities with over 16,700 total units across 35 states, including 153 owned senior housing communities (inclusive of 40 managed by third-party property managers, 15 leased pursuant to triple-net leases, three owned through a joint venture investment in a consolidated entity and four owned through a joint venture investment in an unconsolidated entity) and 12 communities that the Company manages on behalf of a third-party.
Safe Harbor
This release contains “forward-looking statements” within the meaning of the federal securities laws. All statements other than statements of historical fact in this release are forward-looking statements, including those relating to the Company’s expectations and beliefs, the industry in which the Company operates, the CHP Merger and its expected financial and other benefits and the Company’s future business prospects and strategies, financial results, working capital, liquidity, capital needs and expenditures. Forward-looking statements are subject to certain risks and uncertainties that could cause our actual results and financial condition to differ materially from those indicated in the forward-looking statements, including, among others, the risks, uncertainties and factors set forth under “Item 1A. Risk Factors” in our Annual Report on Form 10-K for the year ended December 31, 2025, filed with the Securities and Exchange Commission (the “SEC”) on March 12, 2026, as such factors may be updated from time to time in the Company’s other filings with the SEC, and include the following: the Company’s ability to generate sufficient cash flows from operations, proceeds from equity issuances and debt financings, and proceeds from the sale of assets to satisfy its short and long-term debt obligations and to fund the Company’s acquisitions and capital improvement projects to expand, redevelop, and/or reposition its senior living communities; increased competition for, or a shortage of, skilled workers, including due to general labor market conditions, along with wage pressures resulting from such increased competition, low unemployment levels, use of contract labor, minimum wage increases and/or changes in immigration or overtime laws; elevated market interest rates that increase the cost of certain of our debt obligations; the Company’s ability to obtain additional capital on terms acceptable to it; the Company’s ability to extend or refinance its existing debt as such debt matures; the Company’s compliance with its debt agreements, including certain financial covenants and the risk of cross-default in the event such non-compliance occurs; the Company’s ability to complete acquisitions and dispositions upon favorable terms or at all, including the possibility that the expected benefits and the Company’s projections related to such acquisitions may not materialize as expected; our ability to integrate our business with CNL Healthcare Properties, Inc. (“CHP”) successfully, and to achieve the anticipated benefits; the possibility that companies that the Company has acquired (including CHP) or may acquire could have undiscovered liabilities, or that companies or assets that the Company has acquired (including CHP) or may acquire could involve other unexpected costs or may strain the Company’s management capabilities; potential adverse reactions or changes to business relationships resulting from the CHP Merger; the risk of oversupply and increased competition in the markets in which the Company operates; the Company’s ability to maintain internal controls over financial reporting; the cost and difficulty of complying with applicable licensure requirements, legislative oversight, or regulatory changes; risks associated with current global economic conditions and general economic factors such as elevated labor costs due to shortages of medical and non-medical staff, competition in the labor market, increased costs of salaries, wages and benefits, and immigration laws, the consumer price index, commodity costs, fuel and other energy costs, supply chain disruptions, increased insurance costs, tariffs, elevated interest rates and tax rates; the impact from or the potential emergence and effects of a future epidemic, pandemic, outbreak of infectious disease or other health crisis; the Company’s ability to maintain the security and functionality of its information systems, to prevent a cybersecurity attack or breach, and to comply with applicable privacy and consumer protection laws, including HIPAA; and changes in accounting principles and interpretations.
We caution you that the risks, uncertainties and other factors referenced above may not contain all of the risks, uncertainties and other factors that are important to you. In addition, we cannot assure you that we will realize the results, benefits or outcomes that we expect or anticipate or, even if substantially realized, that they will result in the consequences or affect us or our business in the way expected. All forward-looking statements herein are expressly qualified in their entirety by the cautionary statements set forth herein. Forward-looking statements speak only as of the date of they are made, and the Company does not undertake or assume any obligation to update publicly any of these statements to reflect actual results, new information or future events, changes in assumptions or changes in other factors affecting forward-looking statements, except to the extent required by applicable law.

Sonida Social Media
Investors and others should note that the Company announces material information to its investors using its investor relations website, press releases, SEC filings and public conference calls and webcasts. Information about the Company, its business and its results of operations may also be announced by posts on the Company’s LinkedIn account. The information the Company posts on LinkedIn may be deemed material. Accordingly, investors should monitor this social media channel in addition to following the Company’s investor website, press releases, SEC filings and public conference calls and webcasts. The Company’s social media channels may be updated from time to time as listed on our investor relations website.

Investor Relations
Megan Caldwell
VP, Investor Relations
megan.caldwell@sonidaliving.com
ir@sonidaliving.com

Jason Finkelstein
jfinkelstein@sonidaliving.com

Sonida Senior Living, Inc.
Condensed Consolidated Statements of Operations (Unaudited)
(in thousands, except per share data)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2026	2025	2026	2025
Revenues:
Resident revenue	$188,959	$84,597	$485,409	$245,697
Rental income	8,075	—	17,276	—
Management fee income	1,197	1,146	3,527	3,341
Managed community reimbursement revenue	11,964	12,295	34,263	34,448
Total revenues	210,195	98,038	540,475	283,486
Expenses:
Operating expense	135,196	65,148	352,902	186,982
General and administrative expense	26,251	10,529	51,065	28,730
Transaction, transition and restructuring costs	9,532	6,174	40,401	7,245
Depreciation and amortization expense	43,137	14,627	106,280	41,959
Long-lived asset impairment	—	4,733	—	4,733
Managed community reimbursement expense	11,964	12,295	34,263	34,448
Third-party property management fees	3,610	—	9,494	—
Total expenses	229,690	113,506	594,405	304,097
Other income (expense):
Interest income	362	394	902	1,622
Interest expense	(9,772)	(9,910)	(45,113)	(28,627)
Loss on extinguishment of debt, net	(4,403)	—	(532)	—
Loss from equity method investments	(164)	(374)	(976)	(1,087)
Other income (expense), net	(692)	(1,902)	(153)	6,611
Loss before provision for income taxes	(34,164)	(27,260)	(99,802)	(42,092)
Provision for income taxes	(362)	(88)	(895)	(254)
Net loss	(34,526)	(27,348)	(100,697)	(42,346)
Less: Net loss attributable to noncontrolling interests	223	437	702	1,343
Net loss attributable to Sonida shareholders	(34,303)	(26,911)	(99,995)	(41,003)

Dividends on Series A convertible preferred stock	—	(1,410)	(1,093)	(4,228)
Deemed dividend on induced conversion of Series A convertible preferred stock	—	—	(19,069)	—
Net loss attributable to common shareholders	$(34,303)	$(28,321)	$(120,157)	$(45,231)

Weighted average common shares outstanding — basic	47,627	18,103	39,910	18,081
Weighted average common shares outstanding — diluted	47,627	18,103	39,910	18,081

Basic net loss per common share	$(0.72)	$(1.56)	$(3.01)	$(2.50)
Diluted net loss per common share	$(0.72)	$(1.56)	$(3.01)	$(2.50)

Sonida Senior Living, Inc.
Condensed Consolidated Balance Sheets
(in thousands, except per share amounts)

	September 30, 2026	December 31, 2025
	(unaudited)
Assets:
Current assets
Cash and cash equivalents	$148,050	$11,008
Restricted cash	23,422	19,264
Accounts receivable, net of allowance for credit losses of $7.4 million and $2.6 million, respectively	24,020	18,611
Prepaid expenses and other assets	17,026	6,373
Assets held for sale	9,587	9,453
Derivative assets	3,011	8
Deferred issuance costs	626	13,163
Total current assets	225,742	77,880
Property and equipment, net	2,187,996	736,188
Investments in unconsolidated entities	2,029	8,789
Intangible assets, net	165,044	19,743
Goodwill	55,430	—
Derivative assets, non-current	16,664	64
Other assets, net	8,104	2,181
Total assets (a)	$2,661,009	$844,845
Liabilities:
Current liabilities
Accounts payable	$20,011	$4,705
Accrued expenses	78,603	71,663
Current portion of debt, net of deferred loan costs	23,191	7,291
Deferred income	10,944	7,275
Federal and state income taxes payable	641	292
Liabilities held for sale	13,756	13,529
Other current liabilities	6,440	379
Total current liabilities	153,586	105,134
Long-term debt, net of deferred loan costs	1,623,659	682,450
Other long-term liabilities	1,690	1,006
Total liabilities (a)	1,778,935	788,590
Commitments and contingencies
Redeemable preferred stock:
Series A convertible preferred stock, $0.01 par value; none authorized, none issued and outstanding as of September 30, 2026 and 41 shares authorized, 41 shares issued and outstanding as of December 31, 2025	—	51,249
Equity:
Sonida’s shareholders’ equity (deficit):
Preferred stock, $0.01 par value:
Authorized shares - 15,000 as of September 30, 2026 and December 31, 2025; none issued or outstanding, except Series A convertible preferred stock as noted above as of December 31, 2025	—	—
Common stock, $0.01 par value:
Authorized shares - 100,000 as of September 30, 2026 and 30,000 as of December 31, 2025; 48,348 and 18,770 shares issued and outstanding as of September 30, 2026 and December 31, 2025, respectively	483	188
Additional paid-in capital	1,468,192	490,804
Retained deficit	(590,998)	(491,003)
Total Sonida shareholders’ equity (deficit)	877,677	(11)
Noncontrolling interest:	4,397	5,017
Total equity	882,074	5,006
Total liabilities, redeemable preferred stock and equity	$2,661,009	$844,845
(a) The condensed consolidated balance sheets include the following amounts related to our consolidated Variable Interest Entity (VIE): $1.5 million and $1.8 million of Cash and cash equivalents; $2.4 million and $2.0 million of Restricted cash; $0.2 million and $0.4 million of Accounts receivable, net; and $27.1 million and $28.8 million of Property and equipment, net; $1.1 million and $2.8 million of Intangible assets, net; $0.6 million and $1.0 million of Accounts payable; $0.8 million and $0.7 million of Accrued expenses; $0.1 million and $0.3 million of Deferred income; $19.8 million and $21.5 million of Debt, net of deferred loan costs; and $0.0 million and $0.1 million of Other long-term liabilities, in each case, as of September 30, 2026 and December 31, 2025, respectively.

Sonida Senior Living, Inc.
Condensed Consolidated Statements of Cash Flows (Unaudited)
(in thousands)

	Nine Months Ended September 30,
	2026	2025
Cash flows from operating activities:
Net loss	$(100,697)	$(42,346)
Adjustments to reconcile net loss to net cash provided by (used in) operating activities:
Depreciation and amortization	106,280	41,959
Amortization of deferred loan costs	4,654	1,228
Impairment of assets held for sale	—	4,733
(Gain) loss on derivative instruments, net	(17,008)	995
Loss on extinguishment of debt, net	532	—
Loss from equity method investment	976	1,087
Provision for credit losses	3,560	2,267
Non-cash stock-based compensation expense	16,367	3,623
Other non-cash items	527	301
Changes in operating assets and liabilities, net of business acquisition:
Accounts receivable, net	(3,072)	(3,049)
Prepaid expenses	(4,516)	3,398
Other assets, net	(179)	308
Accounts payable and accrued expenses	10,735	8,588
Federal and state income taxes payable	(389)	(27)
Deferred income	(17,776)	1,834
Customer deposits	—	(135)
Net cash provided by (used in) operating activities	(6)	24,764
Cash flows from investing activities:
Acquisition of new business, net of cash acquired	(913,002)	—
Return of investment in unconsolidated entity	11,616	589
Acquisition of investment in unconsolidated entities	(1,846)	—
Acquisition of new communities	(14,816)	(38,189)
Capital expenditures	(32,709)	(24,373)
Net cash used in investing activities	(950,757)	(61,973)
Cash flows from financing activities:
Proceeds from issuance of common stock, net of issuance costs	147,359	—
Proceeds from issuance of debt	1,637,000	53,631
Repayments of debt	(660,381)	(13,770)
Payments to extinguish notes payable	(97)	—
Capital contributions from noncontrolling investors in joint ventures	717	287
Distributions to noncontrolling investors in joint ventures	—	(132)
Acquisition of noncontrolling interests	(3,577)	—
Purchase of derivative assets	(4,062)	(129)
Proceeds from sale of derivatives	1,468	—
Series A convertible preferred induced conversion consideration and closing costs	(5,125)	—
Dividends paid on Series A convertible preferred stock	(1,093)	(4,228)
Deferred loan costs paid	(18,786)	(1,211)
Other financing costs	(1,460)	(406)
Net cash provided by financing activities	1,091,963	34,042
Increase (decrease) in cash, cash equivalents, and restricted cash	141,200	(3,167)
Cash, cash equivalents, and restricted cash at beginning of period	30,272	39,087
Cash, cash equivalents, and restricted cash at end of period	$171,472	$35,920

Sonida Senior Living, Inc.
Condensed Consolidated Statements of Cash Flows (Unaudited) (Continued)
(in thousands)

	Nine Months Ended September 30,
	2026	2025
Supplemental Disclosures of Cash Flow Information
Cash paid during the period for:
Interest	$53,738	$27,591
Income taxes paid, net	$1,268	$268
Non-cash investing and financing activities:
Non-cash common stock issued for acquisition of new business	$771,819	$—
Non-cash issuance of common stock for induced conversion of Series A convertible preferred stock	$47,656	$—
Non-cash modification of warrants	$3,577	$—
Insurance financed through insurance notes payable	$—	$6,224
Non-cash mortgage resolution	$12,991	$—
Non-cash property and equipment disposed in mortgage resolution	$(9,486)	$—
Non-cash additions of property and equipment	$1,719	$856
Non-cash right-of-use assets	$1,053	$643

DEFINITIONS

At-Share is defined by the Company as information presented on a basis that reflects the Company's proportional economic stake in the assets or financial metrics of a joint venture (“JV”). For the periods presented, includes Stone JV (32.71% ownership share) and Palatine JV (51% ownership share).
Available Units is defined by the Company as all units that are part of the corresponding portfolio, excluding those that were out of service for the named period. Available Units is provided on a weighted average basis, unless otherwise indicated, and used in the calculation of RevPAR and Weighted Average Occupancy.
Non Same-Store Portfolio is defined by the Company as SHOP communities that are wholly or partially owned and either (i) not operational or not owned for the full period in each of the comparison years, (ii) sold or classified as held for sale or (iii) have undergone or are undergoing strategic repositioning as a result of significant changes in the business model, care offerings, and/or capital re-investment plans, that in each case, have disrupted, or are expected to disrupt, normal course operations. Communities will be included in the Same-Store Portfolio once operating under normal course operating structures for the current period and comparable prior year period. The Non Same-Store Portfolio includes applicable CHP SHOP communities as if they were owned by the Company at the beginning of the applicable period.
RevPOR, or average monthly revenue per occupied unit, is defined by the Company as resident revenue for the period, divided by the weighted average number of occupied units in the corresponding portfolio for the period, divided by the number of months in the period. The RevPOR calculation does not include rental income. Our management uses RevPOR for decision making, and we believe the measure provides useful information to investors, because it reflects the average amount of resident revenue we derive from an occupied unit per month without factoring occupancy rates. RevPOR is a significant driver of our senior housing revenue performance.
Same-Store Portfolio is defined by the Company as SHOP communities that are wholly or partially owned, and operational for the full period in each of the comparison years and not otherwise included in the Non Same-Store Portfolio. Our management uses Same-Store Portfolio operating results and data for decision making and components of executive compensation, and we believe such results and data provide useful information to investors, because it enables comparisons of revenue, expense, and other operating measures for a consistent portfolio over time without giving effect to the impacts of communities that were not consolidated and operational for the comparison periods, communities acquired or disposed during the comparison periods (or planned for disposition) and communities that were undergoing strategic repositioning during the comparison periods. The Same-Store Portfolio includes applicable CHP SHOP communities as if they were owned by the Company at the beginning of the applicable period.
Senior Housing/ Senior Housing Operating Properties (SHOP) “Senior Housing” is defined as residential real estate assets designed to accommodate the needs of senior residents, including but not limited to independent living, assisted living, and memory care facilities. Within this category, “Senior Housing Operating Properties” (SHOP) refers exclusively to those properties in which the Company, directly or through third-party management agreements, maintains operational control and bears the associated risks and rewards of ownership, including but not limited to occupancy, revenue generation, and operating expenses. For the avoidance of doubt, this definition expressly excludes senior housing properties subject to NNN lease agreements. Under such agreements, operational responsibilities, including property management, operating expenses, and financial performance, are borne solely by the lessee, and the Company’s involvement is limited to receiving fixed rental payments.
Weighted Average Occupancy is defined by the Company as the percentage of the weighted average number of Available Units in the owned portfolio being utilized by residents over a reporting period. Our management uses Weighted Average Occupancy for decision making and components of executive compensation, and we believe the measure provides useful information to investors, because it is a significant driver of our resident revenue performance.
NON-GAAP FINANCIAL MEASURES
This release contains the financial measures (1) Net Operating Income, (2) Net Operating Income Margin, (3) Adjusted EBITDA, (4) Nareit Funds from Operations, and (5) Normalized Funds from Operations and Normalized Funds from Operations per share, each of which is not calculated in accordance with U.S. Generally Accepted Accounting Principles (“GAAP”). Presentations of these non-GAAP financial measures are intended to aid investors in better understanding the factors and trends affecting the Company’s performance. However, investors should not consider these non-GAAP financial measures as a substitute for financial measures determined in accordance with GAAP, including net income (loss), income (loss) from operations, net cash provided by (used in) operating activities or revenue. Investors are cautioned that amounts presented in accordance with the Company’s definitions of these non-GAAP financial measures may not be comparable to similar measures disclosed by other companies because not all companies calculate non-GAAP measures in the same manner. Investors are urged to review the reconciliations of these non-GAAP financial measures from the most comparable financial measures determined in accordance with GAAP, which are included below.
Net Operating Income and Net Operating Income Margin are non-GAAP performance measures that the Company defines as net income (loss) excluding: general and administrative expenses (inclusive of stock-based compensation expense), interest income, interest expense, other income/expense, provision for income taxes, third-party property management fees, management fee income, rental income, and further adjusted to exclude income/expense associated with non-cash, non-operational, transactional, or organizational restructuring items that management does not consider as part of the Company’s underlying core operating performance and that management believes impact the comparability of performance between periods. For the periods presented herein, such other items include depreciation and amortization expense, transaction, transition and restructuring costs, long-lived asset impairment, gain or loss on extinguishment of debt, loss from equity method investment, casualty loss, non-recurring settlement fees, income tax, and personal property tax. Net Operating Income Margin is calculated by dividing Net Operating Income by resident revenue. The Company provides these non-GAAP measures for its owned portfolios as indicated and presents these non-GAAP measures on an At-Share basis as indicated. In addition, periods presented in which we did not own CHP during the full period include an adjustment representing the impact to NOI and NOI Margin from CHP (calculated on the same basis as the Company) for the applicable period as if the Company had acquired CHP on the first day of such period.
Adjusted EBITDA is a non-GAAP performance measure that the Company defines as net income (loss) excluding: depreciation and amortization expense, interest income, interest expense, other expense/income, provision for income taxes, and further adjusted to exclude income/expense associated with non-cash, non-operational, transactional, or organizational restructuring items that management does not consider as part of the Company’s underlying core operating performance and that management believes impact the comparability of performance between periods. For the periods presented herein, such other items include stock-based compensation expense, provision for credit losses, long-lived asset impairment, gain or loss on extinguishment of debt, casualty losses, and transaction, transition and restructuring costs. The Company also presents this non-GAAP measure on an At-Share basis. In addition, periods presented in which we did not own CHP during the full period include an adjustment representing the impact to Adjusted EBITDA from CHP (calculated on the same basis as the Company) for the applicable period as if the Company had acquired CHP on the first day of such period.
The Company believes that the presentation of Net Operating Income and Net Operating Income Margin as performance measures is useful to investors because such measures are some of the metrics used by the Company’s management to evaluate the performance of the Company’s owned portfolio of communities, to review comparable historic and prospective core operating performance of the Company’s owned communities, and to make day-to-day operating decisions. The Company also believes that the presentation of such non-GAAP financial measures and Adjusted EBITDA is useful to investors because such measures provide an assessment of operational factors that management can impact in the short-term, primarily revenues and the controllable cost structure of the organization, by eliminating items related to the Company’s financing and capital structure and other items that management does not consider as part of the Company’s underlying core operating performance and that management believes impact the comparability of performance between periods.
Net Operating Income, Net Operating Income Margin and Adjusted EBITDA have material limitations as performance measures, including the exclusion of certain expenses that are necessary to operate the Company and oversee its communities. Furthermore, such non-GAAP financial measures exclude (i) interest that is necessary to operate the Company’s business under its current financing and capital structure, and (ii) depreciation, amortization, and impairment charges that may represent the wear and tear and/or reduction in value of the Company’s communities and other assets and may be indicative of future needs for capital expenditures. The Company may also incur income/expense similar to those for which adjustments may be made and such income/expense may significantly affect the Company’s operating results.
Funds from operations, established by the National Association of Real Estate Investment Trusts (“Nareit” and “Nareit FFO”), is a non-GAAP performance measure the Company uses which is defined as net income (loss) attributable to common shareholders (calculated in accordance with GAAP) excluding depreciation and amortization related to real estate, gains and losses from the sale of certain real estate assets, gains and losses from change in control, impairment write-downs of certain real estate assets and investments in entities when the impairment is directly attributable to decreases in the value of depreciable real estate held by the entity, and after adjustments for noncontrolling interests and unconsolidated entities following the same approach.
Normalized FFO is a non-GAAP performance measure that, for the periods presented herein, the Company defines as Nareit FFO excluding other income/expense, transaction, transition and restructuring costs, stock-based compensation expense related to CHP merger, casualty losses, non-recurring settlement fees, gain or loss on extinguishment of debt, gains and losses on derivatives, non-cash interest expense, certain other normalized items, and after adjustments for noncontrolling interests and unconsolidated entities following the same approach. Normalized FFO per share is calculated by dividing Normalized FFO by total weighted average diluted shares outstanding.

Historical cost accounting for real estate assets implicitly assumes that the value of real estate assets diminish predictably over time. However, since real estate values historically have risen or fallen with market conditions, many industry investors deem presentations of operating results for real estate companies that use historical cost accounting to be insufficient by themselves. For that reason, the Company considers Nareit FFO and Normalized FFO to be appropriate supplemental measures of operating performance.
Nareit FFO and Normalized Funds from Operations have material limitations as performance measures, including the exclusion of depreciation, amortization and impairment charges that may represent the wear and tear and/or reduction in value of the Company’s communities and other assets and may be indicative of future needs for capital expenditures. The Company may incur income/expense similar to those for which adjustments are made, and such income/expense may significantly affect our operating results.

NET OPERATING INCOME AND NET OPERATING INCOME MARGIN (UNAUDITED)
The following table presents a reconciliation of the non-GAAP financial measures of Net Operating Income and Net Operating Income Margin, in each case, on a consolidated community and same-store community basis to the most directly comparable GAAP financial measure of net loss for the periods indicated:

(Dollars in thousands)	Three Months Ended September 30,		Three Months Ended June 30,
	2026	2025	2026
Same-Store NOI (1)
Net loss	$(34,526)	$(27,348)	$(24,721)
General and administrative expense	26,251	10,529	14,351
Interest income	(362)	(394)	(321)
Interest expense	9,772	9,910	22,508
Other expense, net	692	1,902	15
Provision for income taxes	362	88	325
Third-party property management fees	3,610	—	4,836
Management fee income	(1,197)	(1,146)	(1,185)
Rental income	(8,075)	—	(7,506)
Depreciation and amortization expense	43,137	14,627	43,183
Transaction, transition and restructuring costs (2)	9,532	6,174	4,775
Long-lived asset impairment	—	4,733	—
(Gain) loss on extinguishment of debt, net	4,403	—	(3,871)
Loss from equity method investment	164	374	604
Other operating expenses (3)	1,137	1,315	3,147
Consolidated SHOP NOI before At-Share adjustments	54,900	20,764	56,140
Pro rata NOI of noncontrolling interest (4)	(388)	(366)	(362)
Pro rata NOI of unconsolidated joint venture (5)	756	610	690
Non Same-Store SHOP NOI (1)	(3,207)	(653)	(3,599)
Same-Store SHOP NOI	52,061	20,355	52,869
Pro forma Same-Store SHOP NOI adjustment (6)	—	24,686	—
Same-Store SHOP NOI (pro forma) (6)	52,061	45,041	52,869
Resident revenue	188,959	84,597	188,023
Resident revenue attributable to noncontrolling interests (4)	(1,809)	(1,835)	(1,726)
Resident revenue attributable to unconsolidated joint venture (5)	2,735	2,407	2,699
Resident revenue for Non Same-Store communities (1)	(26,366)	(15,098)	(26,740)
Resident revenue for Same-Store pro forma adjustment (6)	—	82,356	—
Same-Store SHOP resident revenue (pro forma) (6)	$163,519	$152,427	$162,256
Same-Store SHOP NOI Margin (pro forma) (6)	31.8%	29.5%	32.6%
(1) Q3 2026 excludes 28 Non Same-Store consolidated communities. Q3 2025 excludes 16 Non Same-Store consolidated communities. Q2 2026 excludes 26 Non Same-Store consolidated communities.
(2) Includes legal and professional fees incurred for transactions, restructuring projects, or related projects, including the CHP transaction.
(3) Includes casualty loss, non-recurring settlement fees, income tax and personal property tax, and other expenses.
(4) Minority partner’s interests in joint ventures in which Sonida is the majority partner.
(5) Sonida’s interests in joint ventures in which Sonida is the minority partner.
(6) Q3 2025 pro forma figures include CHP results as if Sonida acquired CHP on the first day of the applicable period. See “Pro Forma Financial Information” for important information regarding our presentation of pro forma information.

ADJUSTED EBITDA (UNAUDITED)
The following table presents a reconciliation of the non-GAAP financial measure of Adjusted EBITDA to the most directly comparable GAAP financial measure of net loss for the periods indicated:

(In thousands, except per share data)	Three Months Ended September 30,
	2026	2025
Adjusted EBITDA
Net loss	$(34,526)	$(27,348)
Depreciation and amortization expense	43,137	14,627
Interest income	(362)	(394)
Interest expense	9,772	9,910
Other expense, net	692	1,902
Provision for income taxes	362	88
Stock-based compensation expense	11,812	1,424
Provision for credit losses	829	827
Long-lived asset impairment	—	4,733
Loss on extinguishment of debt, net	4,403	—
Casualty losses and other (1)	719	1,216
Transaction, transition and restructuring costs (2)	9,532	6,174
Adjusted EBITDA before At-Share adjustments	$46,370	$13,159
Pro rata adjusted EBITDA of noncontrolling interest (3)	(617)	(205)
Pro rata adjusted EBITDA of unconsolidated joint venture (4)	1,096	844
Adjusted EBITDA	$46,849	$13,798
Pro forma Adjusted EBITDA (5)	—	23,325
Adjusted EBITDA (pro forma)	$46,849	$37,123

(1) Includes casualty loss, non-recurring settlement fees and other.
(2) Includes legal and professional fees incurred for transactions, restructuring projects, or related projects, including the CHP transaction.
(3) Minority partner’s interests in joint ventures in which Sonida is the majority partner.
(4) Sonida’s interests in joint ventures in which Sonida is the minority partner.
(5) Q3 2025 pro forma figures include CHP results as if Sonida acquired CHP on the first day of the applicable period. See “Pro Forma Financial Information” for important information regarding our presentation of pro forma information.

NAREIT FFO AND NORMALIZED FFO RECONCILIATION (UNAUDITED)
The following table presents a reconciliation of the non-GAAP financial measures of Nareit FFO and Normalized FFO to the most directly comparable GAAP financial measure of net loss for the period indicated:

(In thousands, except per share data)	Three Months Ended September 30, 2026

Nareit FFO and Normalized FFO
Net loss attributable to common stockholders	$(34,303)
Depreciation and amortization expense	43,137
Depreciation and amortization expense related to noncontrolling interest and unconsolidated joint venture, net (1)	175
Nareit FFO	$9,009
Other expense, net	692
Transaction, transition and restructuring costs (2)	9,532
Stock-based compensation expense related to CHP merger	11,322
Casualty losses, settlements and other (3)	719
Loss on extinguishment of debt, net	4,403
Gain on derivatives, net	(13,951)
Non-cash interest expense	1,324
Normalized items related to noncontrolling interest and unconsolidated joint venture, net (1)	479
Other normalized items, net	(478)
Normalized FFO	$23,051

Diluted weighted average shares outstanding (4)	49,862
Normalized FFO per share	$0.46

(1) Minority partner’s interests in joint ventures in which Sonida is the majority partner and Sonida’s interests in joint ventures in which Sonida is the minority partner.
(2) Includes legal and professional fees incurred for transactions, restructuring projects or related projects.
(3) Includes casualty loss, non-recurring settlement fees and other.
(4) Reflects the assumed exercise or conversion of all dilutive securities.

PRO FORMA FINANCIAL INFORMATION

On March 11, 2026, we completed our previously announced acquisition of CHP through a series of steps ending with a forward merger of CHP with and into a subsidiary of the Company (the “CHP Merger”), with such subsidiary surviving the CHP Merger, as a result of which we now indirectly own all of the assets of CHP.
For periods presented in which we did not own CHP during the full period, we present certain historical measures during our earnings call and in this earnings release on a “pro forma” basis as if the CHP Merger was consummated on the first day of the applicable period presented, as we believe such historical pro forma information provides investors with useful information about the combined business and a meaningful method of comparing the performance of the combined business over historical periods. The historical pro forma information is being presented for informational purposes only and does not reflect the actual results we would have achieved had the CHP Merger occurred on the first day of the applicable period and may not be predictive of future results.
The historical CHP information used to prepare the historical pro forma information included herein is based on CHP’s books and records and, in certain cases, has been adjusted to conform to the Company’s presentation of certain metrics. For example, for NOI, NOI Margin and Adjusted EBITDA, we have included pro forma adjustments representing the impact of CHP as if we acquired CHP on the first day of the applicable period. These pro forma adjustments were calculated on the same basis as the Company calculates NOI, NOI Margin and Adjusted EBITDA. Accordingly, to the extent standalone CHP information is presented herein for historical periods it may not conform to similar information previously disclosed by CHP in its SEC filings prior to the consummation of the CHP Merger.
We believe that the historical pro forma information represents a reasonable estimate of the results of the combined business for the periods preceding the consummation of the CHP Merger; however, the pro forma information has not been audited. Further, the historical pro forma information does not reflect the cost of any integration activities or benefits from the CHP Merger that may be derived, both of which may have a material effect on our consolidated results in periods following completion of the CHP Merger. As a result, there can be no assurance that the historical pro forma information accurately reflects the actual results of the combined business for the periods preceding the consummation of the CHP Merger.
The historical “pro forma” information presented during our earnings call and herein should not be viewed as a substitute for consolidated financial results presented in accordance with United States generally accepted accounting principles (“GAAP”) or pro forma financial statements prepared in accordance with Article 11 of Regulation S-X. Please refer to our consolidated financial statements in our Form 10-Q filed with the SEC on November 5, 2026 for our actual historical results presented in accordance with GAAP for the quarter ended September 30, 2026 and our Current Report on Form 8-K filed with the SEC on August 17, 2026 for our actual pro forma combined results prepared in accordance with Article 11 of Regulation S-X for the year ended December 31, 2025 and the six months ended June 30, 2026.
Our independent registered public accounting firm has not audited, reviewed, compiled or applied agreed-upon procedures with respect to the historical combined information included herein and does not express an opinion or any other form of assurance with respect thereto.

CHP PRO FORMA ADJUSTMENTS (UNAUDITED)
The following table presents certain historical CHP information for the periods indicated:

(In thousands)	Three Months Ended
September 30, 2025

Resident revenue	$91,679
Resident revenue for Non Same-Store Portfolio	(9,323)
Resident revenue for Same-Store pro forma adjustment	$82,356

SHOP NOI	$26,160
Non Same-Store SHOP NOI	(1,474)
Pro forma Same-Store SHOP NOI adjustment	$24,686

Adjusted EBITDA:
SHOP NOI	$26,160
Rental income	7,310
Provision for credit losses	142
General and administrative expenses	(5,750)
Third-party property management fees	(4,537)
Pro forma Adjusted EBITDA	$23,325